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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
------------------------------

        The following lists the subsidiaries of the registrant and the state of incorporation of each:

                        NAME                                INCORPORATED
                        ----                                ------------
        1)  The Cortland Savings and Banking Company             Ohio
        2)  New Resources Leasing Company                        Ohio